UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 8, 2009 (March 4, 2009)

Echo Therapeutics, Inc.
(Exact name of Company as specified in its charter)

Delaware	000-23017	41-1649949
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 Forge Parkway
Franklin, Massachusetts	02038
(Address of principal executive offices)	(Zip Code)
Company’s telephone number, including area code: (508) 553-8850
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
     On March 6 and March 13, 2009, Echo Therapeutics, Inc. (the “Company”) entered into a Stock and Warrant Purchase Agreement with strategic institutional and accredited investors (the “March Investors”) in connection with the Company’s private placement (the “Financing”) of shares of its Series A-2 Convertible Preferred Stock (the “Shares”) at a price of $.50 per share together with warrants to purchase a number of shares of the Company’s Common Stock, $0.01 par value (the “Common Stock”), equal to thirty-five percent (35%) of the number of Shares purchased by each investor in the Financing. On April 8, 2009, the Company entered into an Amended and Restated Stock and Warrant Purchase Agreement dated as of April 2, 2009 (the “Amended Purchase Agreement”) with the March Investors and certain strategic institutional and accredited investors (collectively, the “Investors”) in connection with the Financing of an aggregate of 700,000 Shares at a price of $.50 per share, together with warrants to purchase a number of shares of the Company’s Common Stock equal to (i) thirty-five percent (35%), or (ii) for investments of $250,000 or more, fifty percent (50%), of the number of Shares purchased by each Investor in the Financing (the “Warrants”).
     As of April 13, 2009, the Company had received gross proceeds of $350,000 in connection with the Financing. The Financing is open until May 30, 2009. The Company intends to use the net proceeds of the Financing for working capital and general corporate purposes.
     Pursuant to the Amended Purchase Agreement, the Company issued Warrants to the Investors to purchase up to 320,000 shares of Common Stock. The Warrants are immediately exercisable at a price per share of $.75, subject to adjustment for stock splits, combinations or similar events, and will expire no later than February 28, 2014. The Warrants allow for cashless exercise. In addition, the Company has the option to redeem the Warrants, in whole but not in part, upon satisfaction of certain conditions, including (i) the availability of an effective registration statement or Rule 144 exemption for any resales by the holder, (ii) the shares of Common Stock trading at a price per share in excess of 200% of the then-applicable exercise price for ten (10) trading days out of a period of fifteen (15) consecutive trading days prior to redemption, and (iii) an average daily trading volume during such fifteen (15) consecutive trading days of at least 50,000 shares of Common Stock. Finally, an exercise under the Warrants may not result in the holder beneficially owning more than 4.99% or 9.99%, as applicable, of all of the Common Stock outstanding at the time; provided, however, that a holder may waive the foregoing provision upon sixty-one (61) days’ advance written notice to the Company.
     The offer, sale and issuance to the investors of the Shares, Warrants, and shares of Common Stock issuable upon the exercise of the Warrants have been made in reliance on the statutory exemption from registration in Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), have not been and will not be registered under the Securities Act, and unless so registered, may not be offered or sold in the United States, except pursuant to an applicable exemption from the registration requirements of the Securities Act, and applicable state securities laws. The Company is not required to register for resale under the Securities Act (i) the Shares issued to the Investors, (ii) the Warrants or (iii) the Common Stock issuable upon the exercise of the Warrants.
     The foregoing descriptions of the Amended Purchase Agreement, the Warrants and the transactions contemplated therein and thereby do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements and instruments, which are filed as exhibits hereto and are incorporated herein by reference.
     Pursuant to the terms of the Company’s Certificate of Designation, Preference and Rights of Series A-2 Convertible Preferred Stock (the “Certificate of Designation”), each Share is initially convertible into one share of Common Stock, subject to adjustment for stock splits, combinations or similar events. The Shares will yield a quarterly dividend, at an annual rate of 8%, which is payable in cash or in kind at the option of the Company. Each Investor may convert its Shares at any time following issuance of the Shares.
     In the event of any Liquidation Event (as defined in the Certificate of Designation) the holders of the Shares will be entitled to receive (subject to the rights of any securities designated as senior to the

Shares) a liquidation preference equal to the greater of (i) $.50 per Share or (ii) the amount that would be distributed in such Liquidation Event on the number of shares of Common Stock issuable upon conversion of the Shares, in each case prior to any distribution to the holders of Common Stock or any other securities designated as junior to the Shares. The Company cannot create or issue any security senior to the Shares without the prior approval of the holders of the majority of the Company’s outstanding Series A Convertible Preferred Stock, Series A-1 Convertible Preferred Stock and the Shares voting together as a single class.
     Each holder of Shares shall have the right, exercisable on an all or none basis, to participate in the Company’s first equity offering or series of equity-linked offerings to occur after the date of the Financing that yields gross proceeds to the Company of at least $2,000,000 (the “Qualified Offering”) on the same terms and conditions as offered by the Company to the other purchasers of the securities issued and sold by the Company in the Qualified Offering (the “Additional Securities”), except that the consideration for each such holder’s participation in the Qualified Offering shall be the surrender of 100% of such holder’s Shares in exchange for Additional Securities with a purchase price equal to an aggregate of 115% of the Liquidation Preference of the Shares surrendered by such holder. When the Company proposes to consummate the Qualified Offering, it shall notify the holders of the Shares of (a) its intention to offer such Additional Securities, (b) the number of Additional Securities to be offered, (c) the price and terms upon which it proposes to offer such Additional Securities, and (d) the anticipated closing date of the sale of such Additional Securities. Each holder of Shares shall have five (5) business days from receipt of such notice to notify the Company of its intention to surrender all of its Shares in exchange for that number of such Additional Securities to which it is entitled.
     Copies of the Amended Purchase Agreement, the Warrant and the Certificate of Designation are filed as Exhibit 10.1, Exhibit 4.1 and Exhibit 99.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The description of the material terms of the Amended Purchase Agreement is qualified in its entirety by reference to Exhibit 10.1. The description of the material terms of the Certificate of Designation is qualified in its entirety by reference to Exhibit 99.1.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Company.
     The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.
     The information set forth under Item 1.01 is incorporated by reference into this Item 3.02. The Company’s issuance of the Shares pursuant to the Amended Purchase Agreement was made in a transaction not involving any public offering pursuant to an exemption from registration under Section 4(2) of the Securities Act. The Shares may not be offered or sold in the United States in the absence of an effective registration statement or an exemption from the registration requirements under the Securities Act. An appropriate “restricted securities” legend was placed on the Shares issued pursuant to the Amended Purchase Agreement.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     The information set forth under Item 1.01 is incorporated by reference into this Item 5.03. On March 4, 2009, the Company filed the Certificate of Designation with the Secretary of State of the State of Delaware. The Board of Directors authorized and approved this filing on February 24, 2009 in connection with the creation, reservation and designation of 4,400,000 shares of a series of preferred stock known as Series A-2 Convertible Preferred Stock.

Item 9.01	Financial Statements and Exhibits.
     The Exhibits listed in the Exhibit Index immediately preceding such Exhibits are filed with or incorporated by reference in this report.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHO THERAPEUTICS, INC.
Dated: April 14, 2009
	By:	/s/ Harry G. Mitchell
Harry G. Mitchell
Chief Operating Officer, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
4.1	Form of Warrant to Purchase Common Stock

10.1	Amended and Restated Stock and Warrant Purchase Agreement by and among the Company and the Investors named therein, dated as of April 2, 2009 *

99.1	Certificate of Designation, Rights and Preferences of Series A-2 Convertible Preferred Stock

*	Schedules and attachments have been omitted but will be provided to the Commission upon request.